Contact:
David Joseph
VP, Corporate Communications & Strategy
Audible, Inc.
+1 (973) 837-2824
djoseph@audible.com

AUDIBLE ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

- Company Reports Record Q3-05 Revenue of $16.8 Million -
- Reports Q3-05 Diluted EPS of ($0.01) -
- Reaffirms 2005 Guidance -

WAYNE, N.J., November 3, 2005 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the Internet’s leading provider of digital spoken audio information and entertainment, today announced financial results for the third quarter ended September 30, 2005.

Audible reported record consolidated net revenue for the third quarter 2005 of $16.8 million, up 81% year over year; an operating loss of $793,000; and a net loss after taxes of $189,000, or a $0.01 loss per diluted share.

Total customers acquired during the quarter were 79,800, representing growth of 75% year over year. AudibleListener® members acquired during the quarter were 61,900, representing growth of 102% year over year.

“The third quarter saw continued momentum in our acquisition of new AudibleListener members,” stated Donald Katz, chairman and CEO of Audible. “But perhaps more importantly, execution on our AudibleAir, Audible UK, education, and podcasting initiatives has allowed us to plant flags in new markets that will become increasingly important contributors to our growth and profitability in 2006 and beyond.”

Key Financial and Operating Metrics:

Consolidated Net Revenue: consolidated net revenue totaled $16.8 million in Q3-05, an 81% increase over the $9.3 million reported in Q3-04.

Total New Customers: total new customers, a combination of new AudibleListener® members and new a la carte customers in Q3-05, totaled 79,800, a 75% increase over 45,500 in Q3-04.

New AudibleListener® Members: new AudibleListener® members totaled 61,900, representing 102% year-over-year growth.

Loss from Operations: loss from operations totaled $793,000 in Q3-05, as compared to income from operations of $528,000 in Q3-04.

Loss before Income Taxes: loss before income taxes totaled $239,000 in Q3-05, as compared to income before income taxes of $542,000 in Q3-04.

Net Loss: net loss totaled $189,000, or $0.01 loss per diluted share.

Cash, Cash Equivalents and Short-Term Investments: Audible’s cash, cash equivalents and short-term investments totaled $69.7 million at the end of Q3-05.

Business Outlook:

The company today reaffirmed 2005 full-year guidance for consolidated net revenue of $62 million to $65 million, which represents 80% to 89% year-over-year revenue growth.

The company also reaffirmed 2005 full-year guidance for income before taxes and charges related to stock-based compensation of $1.6 million to $2.0 million.

Key Third Quarter Announcements:

•	September 27, 2005 - Audible announces the launch of AudibleAir™, an innovative new service that allows the automated wireless download of secure digital audio files to smartphones.

•
September 8, 2005 - Audible and Bookspan announce online commerce partnership aimed at providing Audible’s audiobook download service to the millions of members of Bookspan’s book clubs, including Book-Of-The-Month Club, Doubleday Book Club, Literary Guild, QPB, and others.

•
August 16, 2005 - XM Satellite Radio and Audible announce the launch of the XM Audible Store (http://www.audible.com/xmradio), featuring exclusive XM programming available for individual purchase or download subscription, including "The Bob Edwards Show" and "Opie and Anthony.”

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss third quarter results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (877) 236-1078 or +1(213) 408-0663.

* Use of Non-GAAP Measures

Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment. However, this non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net cash provided by operating activities, or other financial measures prepared in accordance with U.S. GAAP. A reconciliation to the U.S. GAAP equivalents of this non-GAAP measure is contained in tabular form on the attached unaudited condensed consolidated financial statements.

About Audible Inc.:

Audible (www.audible.com) is the leader in spoken audio information and entertainment on the Internet. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has 80,000 hours of audio programs from 270 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is the Apple iTunes Music Store's preeminent provider of spoken-word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc. in the first-ever imprint to produce spoken-word content specifically suited for digital distribution, Random House Audible. Among the Company's key business relationships are Amazon.com, Apple Corp., Hewlett-Packard Company, Microsoft Corporation, palmOne, Inc., XM Satellite Radio, PhatNoise Inc., Rio Audio, Creative Labs, Texas Instruments Inc., and VoiceAge Corporation.

Audible, audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine Months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue, net:
Content and services:
Consumer content	$16,471,719	$9,110,575	$44,468,360	$23,724,075
Point of sale rebates	(208,320)	(101,640)	(795,130)	(285,645)
Services	41,472	17,791	81,806	47,794
Total content and services	16,304,871	9,026,726	43,755,036	23,486,224
Hardware	141,790	186,408	331,686	530,874
Related party revenue	263,358	65,762	796,889	65,762
Other	60,275	-	89,009	32,257
Total revenue, net	16,770,294	9,278,896	44,972,620	24,115,117

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	5,919,011	2,838,098	15,553,805	7,492,866
Discount certificate rebates	297,860	434,170	1,261,591	778,505
Total cost of content and services revenue	6,216,871	3,272,268	16,815,396	8,271,371

Cost of hardware revenue	840,463	747,734	1,460,169	1,879,337
Operations	2,461,166	1,318,442	6,587,547	3,658,374
Technology and development	2,324,678	1,271,737	5,771,436	3,807,839
Marketing	3,344,560	1,180,929	8,539,016	3,332,926
General and administrative	2,375,895	959,518	5,600,114	2,367,233
Total operating expenses	17,563,633	8,750,628	44,773,678	23,317,080

(Loss) income from operations	(793,339)	528,268	198,942	798,037

Other income (expense):
Interest income	553,994	23,467	1,424,318	83,122
Interest expense	-	(10,069)	(1,495)	(26,347)
Other income, net	553,994	13,398	1,422,823	56,775

(Loss) income before income taxes	(239,345)	541,666	1,621,765	854,812

Income tax benefit (expense)	50,315	(57,782)	(97,535)	(76,571)

Net (loss) income	(189,030)	483,884	1,524,230	778,241

Dividends on preferred stock	-	-	-	(614,116)
Charges related to conversion of convertible preferred stock	-	-	-	(9,873,394)
Total preferred stock expense	-	-	-	(10,487,510)

Net (loss) income applicable to common shareholders	$(189,030)	$483,884	$1,524,230	$(9,709,269)

Basic net (loss) income applicable to common shareholders per common share	$(0.01)	$0.02	$0.06	$(0.48)

Basic weighted average common shares outstanding	24,291,008	21,270,416	24,157,233	20,394,380

Diluted net (loss) income applicable to common shareholders per common share	$(0.01)	$0.02	$0.06	$(0.48)

Diluted weighted average common shares outstanding	24,291,008	23,678,669	25,458,621	20,394,380

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
Assets	2005	2004
	(unaudited)

Current Assets:
Cash and cash equivalents	$13,570,880	$13,296,006
Short-term investments	56,136,629	48,386,399
Interest receivable on short-term investments	242,335	76,151
Accounts receivable, net of allowance	1,424,408	786,987
Accounts receivable, related party	176,334	87,625
Royalty advances	541,421	140,634
Prepaid expenses and other current assets	733,507	665,984
Inventory	98,705	394,109
Total current assets	72,924,219	63,833,895

Property and equipment, net	3,116,455	919,090
Other assets	131,803	20,805

Total Assets	$76,172,477	$64,773,790

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$1,734,116	$850,906
Accrued expenses	9,470,509	3,628,556
Royalty obligations, current	331,652	150,800
Accrued compensation	958,977	448,156
Capital lease obligations	-	120,795
Deferred revenue, current	3,218,599	2,445,868
Total current liabilities	15,713,853	7,645,081

Royalty obligations, non current	250,578	38,000
Deferred revenue, non current	24,995	-

Commitments and contingencies

Stockholders' Equity:
Common stock	243,023	241,697
Additional paid-in capital	192,317,575	187,248,675
Deferred compensation	(3,858,676)	(154,173)
Accumulated other comprehensive income	17,649	-
Treasury stock at cost	-	(184,740)
Accumulated deficit	(128,536,520)	(130,060,750)
Total Stockholders' Equity	60,183,051	57,090,709

Total Liabilities and Stockholders' Equity	$76,172,477	$64,773,790

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(189,030)	$483,884	$1,524,230	$778,241
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	299,564	121,857	676,755	377,284
Services rendered for common stock and warrants	-	-	-	432,327
Non-cash compensation charge	363,027	14,913	535,460	70,339
Deferred cash compensation	-	-	-	(58,750)
Accretion of discounts on short-term investments	(305,634)	-	(932,053)	-
Income tax effect from exercise of stock options	(50,316)	-	96,985	-
Changes in assets and liabilities:
Interest receivable on short-term investments	(89,949)	-	(166,184)	-
Accounts receivable, net	52,365	(87,246)	(637,690)	(284,589)
Accounts receivable, from related parties	(130,405)	(65,762)	(88,709)	(65,762)
Royalty advances	(145,137)	(14,700)	(400,787)	43,838
Prepaid expenses and other current assets	196,483	295,916	(67,739)	(41,704)
Inventory	50,918	52,094	294,303	(50,902)
Other assets	(103,243)	-	(113,846)	397,719
Accounts payable	258,994	224,055	885,706	187,630
Accrued expenses	3,083,133	88,894	5,845,733	704,429
Royalty obligations	163,600	(19,000)	393,430	(146,500)
Accrued compensation	238,233	28,714	513,334	60,674
Deferred revenue	285,528	114,411	798,351	312,729

Net cash provided by operating activities	3,978,131	1,238,030	9,157,279	2,717,003

Cash flows from investing activities:
Purchases of property and equipment	(389,485)	(87,269)	(2,106,440)	(325,080)
Capitalized software development costs	(768,352)	-	(768,352)	-
Purchases of short-term investments	(29,069,562)	-	(61,718,177)	-
Proceeds from maturity of short-term investments	28,900,000	-	54,900,000	-
Net cash used in investing activities	(1,327,399)	(87,269)	(9,692,969)	(325,080)

Cash flows from financing activities:
Proceeds from exercise of common stock options	33,451	34,529	623,518	362,962
Proceeds from exercise of common stock warrants	-	-	294,500	27,500
Principal payments made on capital lease obligations	-	(149,874)	(120,795)	(468,439)
Payments received on notes due from stockholders for common stock	-	-	-	58,750
Net cash provided by (used in) financing activities	33,451	(115,345)	797,223	(19,227)

Effect of exchange rate changes on cash and cash equivalents	(773)	-	13,341	-

Increase in cash and cash equivalents	2,683,410	1,035,416	274,874	2,372,696

Cash and cash equivalents at beginning of period	10,887,470	10,412,267	13,296,006	9,074,987
Cash and cash equivalents at end of period	$13,570,880	$11,447,683	$13,570,880	$11,447,683

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by operating activities	$3,978,131	$1,238,030	$9,157,279	$2,717,003
Purchases of property and equipment and capital lease payments	(389,485)	(237,143)	(2,227,235)	(556,376)
Capitalized software development costs	(768,352)	-	(768,352)	-

Non-GAAP Free Cash Flow	$2,820,294	$1,000,887	$6,161,692	$2,160,627